                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 17, 1999




                                PopMail.com, inc.
             (Exact name of registrant as specified in its charter)



         Minnesota                       0-23243                 31-1487885
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)





      4801 West 81st Street, Suite 112, Bloomington, MN           55437
          (Address of principal executive offices)              (Zip Code)


          (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (612) 837-9917

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(1)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
ROI Interactive, LLC

     We have audited the accompanying balance sheet of ROI Interactive, LLC as of June 30, 1999, and the related statements of earnings, changes in members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ROI Interactive, LLC as of June 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                               /s/ Grant Thornton LLP




Minneapolis, Minnesota
January 21, 2000

                              ROI INTERACTIVE, LLC

                                  BALANCE SHEET

                                                                       June 30,         November 30,
                ASSETS                                                  1999                1999
                                                                        ----                ----
                                                                                         (unaudited)
CURRENT ASSETS
   Cash                                                              $ 13,961              $ 48,129
   Accounts receivable - less allowance for doubtful
      accounts of $2,600 at June 30, 1999 and
      November 30, 1999                                               243,477               291,406
   Due from affiliate                                                  32,282                90,302
   Prepaid expenses                                                    15,675                 8,016
                                                                     --------              --------
                Total current assets                                  305,395               437,853

FURNITURE AND EQUIPMENT, AT COST
   Computer hardware                                                   93,622               145,681
   Computer software                                                   12,612                12,965
   Furniture and fixtures                                               6,059                 6,059
                                                                     --------              --------
                                                                      112,293               164,705
   Less accumulated depreciation                                       28,490                41,442
                                                                     --------              --------
                                                                       83,803               123,263

OTHER ASSETS
   Capitalized software development costs, less
      accumulated amortization of $8,662 and $13,745
      at June 30, 1999 and November 30, 1999                           27,935                22,852
   Other                                                                8,900                 7,595
                                                                     --------              --------
                                                                     $426,033              $591,563
                                                                     ========              ========
                LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
   Note payable                                                      $ 39,793              $129,695
   Accounts payable                                                    41,083               113,171
   Accrued expenses                                                   107,812                52,681
   Sales tax payable                                                   37,147                76,888
   Deferred revenue                                                    10,700                    -
   Other                                                                6,221                10,727
                                                                     --------              --------
                Total current liabilities                             242,756               383,162

COMMITMENTS AND CONTINGENCIES                                               -                     -
MEMBERS' EQUITY                                                       183,277               208,401
                                                                     --------              --------
                                                                     $426,033              $591,563
                                                                     ========              ========



The accompanying notes are an integral part of these financial statements.

                              ROI INTERACTIVE, LLC

                             STATEMENTS OF EARNINGS




                                                      Year ended               Five months ended
                                                       June 30,                    November 30,
                                                       --------                    ------------
                                                         1999                1998                1999
                                                         ----                ----                ----
                                                                                (unaudited)
Revenues
   Product licenses                                   $ 450,532           $ 127,288           $ 451,908
   Website development                                  245,288             123,990              53,258
   Hosting fees                                          35,276               6,196              49,577
   Other                                                  3,089               8,243              38,042
                                                      ---------           ---------           ---------
                Total revenue                           734,185             265,717             592,785

Operating expenses                                      704,539             216,747             543,402
                                                      ---------           ---------           ---------
                Earnings from operations                 29,646              48,970              49,383

Other expenses
   Interest expense                                       8,667               2,334               8,307
   Other                                                  2,501                   -               4,926
                                                      ---------           ---------           ---------
                Earnings before income taxes             18,478              46,636              36,150

Income taxes                                              1,898               6,995              11,026
                                                      ---------           ---------           ---------
                NET EARNINGS                          $  16,580           $  39,641           $  25,124
                                                      =========           =========           =========


The accompanying notes are an integral part of these financial statements.

                              ROI INTERACTIVE, LLC

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                        FOR THE PERIOD FROM JULY 1, 1998
                            THROUGH NOVEMBER 30, 1999



                                                            Contributed      Retained
                                                              Capital        Earnings        Total
                                                            -----------      --------      ---------
Members' equity at July 1, 1998                              $ 59,600         $ 7,097      $ 66,697

   Members' contributions                                     100,000             -         100,000

   Net earnings                                                   -            16,580        16,580
                                                             --------         -------      --------
Members' equity at June 30, 1999                              159,600          23,677       183,277

   Net earnings (unaudited)                                       -            25,124        25,124
                                                             --------         -------      --------
Members' equity at November 30, 1999 (unaudited)             $159,600         $48,801      $208,401
                                                             ========         =======      ========


The accompanying notes are an integral part of these financial statements.

                              ROI INTERACTIVE, LLC

                            STATEMENTS OF CASH FLOWS



                                                             Year ended               Five months ended
                                                              June 30,                   November 30,
                                                              --------                   ------------
                                                                1999                 1998              1999
                                                                ----                 ----              ----
Cash flows from operating activities:
Net earnings                                                $   16,580            $ 39,641          $   25,124
Adjustments to reconcile net earnings to net cash
   provided by (used in) operating activities:
     Depreciation and amortization                              38,464              10,350              18,940
     Changes in operating assets and liabilities:
         Accounts receivable                                  (225,985)            (63,472)           (105,949)
         Prepaid expenses                                      (14,259)                644               7,659
         Other assets                                             (400)                  -                 400
         Accounts payable and accrued expenses                 130,260              21,219              16,957
         Sales tax payable                                      32,926              16,071              39,741
         Other liabilities                                      (4,934)            (13,105)             (6,194)
                                                            ----------            --------          ----------
         Net cash provided by (used in) operating
           activities                                          (27,348)             11,348              (3,322)

Cash flows from investing activities:
   Purchase of furniture and equipment                         (95,256)            (28,286)            (52,412)
                                                            ----------            --------          ----------
         Net cash used in investing activities                 (95,256)            (28,286)            (52,412)

Cash flows from financing activities:
   Net proceeds from note payable                               39,793                   -              89,902
   Net proceeds (payments) - notes payable from
     members                                                   (57,275)             24,693                   -
   Members' contributions                                      100,000                   -                   -
                                                            ----------            --------          ----------
         Net cash provided by financing activities              82,518              24,693              89,902
                                                            ----------            --------          ----------
         Net increase (decrease) in cash                       (40,086)              7,755              34,168
Cash at beginning of period                                     54,047              54,047              13,961
                                                            ----------            --------          ----------
Cash at end of period                                       $   13,961            $ 61,802          $   48,129
                                                            ==========            ========          ==========
Supplemental disclosures
   Cash paid for interest                                   $    8,377            $  2,463          $    8,597
   Cash paid for income taxes                                    7,635               8,923              17,380


The accompanying notes are an integral part of these financial statements.

                              ROI INTERACTIVE, LLC

                          NOTES TO FINANCIAL STATEMENTS




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ROI Interactive, LLC (the "Company"), a Texas limited liability company, was incorporated on June 1, 1998. The Company is a "permission marketing" and affinity-based, e-mail communications and marketing company, concentrating primarily on the needs of businesses in the broadcast, media, sports and entertainment industries located throughout the United States.

     The financial statements as of November 30, 1999 and for the five months ended November 30, 1999 and 1998 are unaudited, but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the five months ended November 30, 1999 and 1998 are not necessarily indicative of the results for the full year.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     Furniture and Equipment

     Furniture and equipment is stated at cost less accumulated depreciation. Depreciation is provided using accelerated and straight-line methods for financial reporting purposes and accelerated methods for tax purposes over estimated useful lives of three to seven years.

     Software Development Costs

     Software development costs are capitalized once the technological feasibility of the project is established. The amount of software development costs capitalized is subject to limitations based on the net realizable value of the potential product. Costs capitalized are amortized on the straight-line method over three years, the estimated economic life of the product.

     Concentration of Credit Risk

     Financial instruments which potentially subject the Company to credit risk consist primarily of accounts receivable. The Company grants credit to customers in the ordinary course of business, but generally does not require collateral or any other security to support amounts due. The Company maintains an allowance for potential credit losses, which have historically been within management's expectations.

NOTE A - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     Revenue Recognition

     Product license revenue is recognized when a contract has been executed, the product has been delivered, all significant contractual obligations have been satisfied and collection of the related receivable is probable. Website development revenues are recognized as stages of development are completed, while hosting fees are recognized in the month the services are provided.

     The Company adopted Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-4, Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition, as of June 1, 1998. SOP 97-2 and SOP 98-4 provide guidance for recognizing revenue on software transactions and supersede SOP 91-1, Software Revenue Recognition. The adoption of SOP 97-2 and SOP 98-4 did not have a material effect on the Company's financial results.

     In December 1998, the American Institute of Certified Public Accountants issued SOP 98-9 Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. For the Company, SOP 98-9 amends SOP 98-4 to extend the deferral of the application of certain passages of SOP 97-2 provided by SOP 98-4 through June 30, 1999. All other provision of SOP 98-9 are effective for transactions entered into after June 30, 1999. The Company believe the adoption of SOP 98-9 will not have a material effect on its financial statements.

     Income Taxes

     The Company has elected to be taxed at the corporate rather than the member level. The difference between the statutory and effective tax rates is due to differences in depreciation for financial reporting and tax purposes.

     Advertising

     The Company expenses advertising costs as incurred. Advertising expense was approximately $24,000 for the year ended June 30, 1999 and $8,500 and $7,500 for the five month periods ended November 30, 1999 and 1998.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NOTE B - NOTE PAYABLE

     Note payable consists of an unsecured bank line-of-credit that provides for borrowings up to $50,000, with interest at 1% above the bank's prime lending rate (effective rate of 8.75% at June 30, 1999 and 9.5% at November 30, 1999). Effective August 2, 1999, the line availability was increased to $150,000. The line is due on February 2, 2000 and bears interest at 1% above the bank's prime lending rate.


NOTE C - LEASE COMMITMENTS

     The Company conducts its operations in a leased facility with rental expense of approximately $23,000 for the year ended June 30, 1999. The Company's lease expired May 31, 1999; through July 31, 1999 the Company has been renting on a month-to-month basis. Beginning in August 1999, the Company has conducted its operations in a facility being rented by PopMail.com, inc. ("PopMail"). PopMail charges the Company approximately $3,500 per month, their proportionate share of the rental payments.


NOTE D - SUBSEQUENT EVENT

     On December 3, 1999, the Company, became a wholly-owned subsidiary of PopMail. PopMail purchased substantially all of the assets and assumed substantially all of the liabilities of the Company. Due from affiliate represents acquisition related expenses to be reimbursed by PopMail at the closing of the purchase.


NOTE E - MEMBERS' EQUITY

     The contributed capital portion of Members' equity represents capital contributions of individuals who have purchased a portion of the ownership of the Company. Each $10,000 contribution made during fiscal 1999 purchased a 1% share of the Company.

(2)  PRO FORMA FINANCIAL INFORMATION.


                    PRO FORMA UNAUDITED FINANCIAL STATEMENTS


The following pro forma unaudited condensed combined financial statements are prepared to reflect the acquisition of substantially all of the assets and assumption of substantially all liabilities of ROI Interactive LLC (ROI) effective December 3, 1999 by the registrant, PopMail.com, inc. (PopMail) accounted for as a purchase. The pro forma unaudited condensed combined financial information consists of pro forma unaudited condensed combined statements of operations for the year ended January 3, 1999, and eleven months ended November 30, 1999, and a pro forma unaudited condensed combined balance sheet as of November 30, 1999. The pro forma unaudited condensed combined statements of operations give effect to the acquisition as if the transaction had occurred on December 29, 1997. The pro forma unaudited condensed combined balance sheet gives effect to the acquisition as if it had occurred on November 30, 1999.

The PopMail column of the pro forma unaudited condensed combined statements of operations are presented to reflect the previous merger between Cafe Odyssey, Inc. and PopMail, which was effective September 1, 1999, as if it had occurred on December 29, 1997.

The pro forma unaudited condensed combined financial statements give effects to certain adjustments, including: (1) the issuance of 2,750,000 PopMail common shares; (2) the elimination of affiliated balance sheet items, and (3) resulting goodwill created by the acquisition as well as related amortization expense.

The periods presented conform to the fiscal year of the registrant.

                              ROI INTERACTIVE, LLC

              PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET

                                NOVEMBER 30, 1999

                                                                                       Pro forma         Pro forma
         ASSETS                                          PopMail          ROI         adjustments         combined
                                                         -------          ---         -----------         --------
CURRENT ASSETS
   Cash and cash equivalents                         $    348,272     $    48,129      $         -       $    396,401
   Accounts receivable, net                               163,463         291,406                -            454,869
   Due from affiliate                                           -          90,302          (90,302)(1)              -
   Inventories                                            101,979               -                -            101,979
   Other current assets                                   196,846           8,016                -            204,862
                                                     ------------     -----------      -----------       ------------
         Total current assets                             810,560         437,853          (90,302)         1,158,111
PROPERTY AND EQUIPMENT, NET                            15,711,033         123,263                -         15,834,296
OTHER ASSETS                                              489,339          30,447                -            519,786
GOODWILL                                               29,223,557               -        6,038,797 (1)     35,262,354
                                                     ------------     -----------      -----------       ------------
                                                     $ 46,234,489     $   591,563      $ 5,948,495       $ 52,774,547
                                                     ============     ===========      ===========       ============
         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Notes payable                                     $  1,695,000     $   129,695      $         -       $  1,824,695
   Accounts payable                                     1,442,905         165,852                -          1,608,757
   Convertible promissory notes payable                 2,150,000               -                -          2,150,000
   Current portion of long-term obligations             3,193,833               -                -          3,193,833
   Accrued expenses                                       617,045          87,615                -            704,660
                                                     ------------     -----------      -----------       ------------
         Total current liabilities                      9,098,783         383,162                -          9,481,945
DEFERRED RENT                                           3,620,578               -                -          3,620,578
LONG-TERM OBLIGATIONS, less current portion               562,045               -                -            562,045
COMMITMENTS AND CONTINGENCIES                                   -               -                -                  -
SHAREHOLDERS' EQUITY
   Preferred stock                                     26,238,750               -                -         26,238,750
   Common stock                                           104,329               -           27,500 (1)        131,829
   Additional paid-in capital                          32,928,205         159,600         (159,600)(1)     39,057,601
                                                                                         6,129,396 (1)

   Retained earnings (deficit)                        (25,918,201)         48,801          (48,801)(1)    (25,918,201)
   Less common stock subscribed                          (400,000)              -                -           (400,000)
                                                     ------------     -----------      -----------       ------------
                                                       32,953,083         208,401        5,948,495         39,109,979
                                                     ------------     -----------      -----------       ------------
                                                     $ 46,234,489     $   591,563      $ 5,948,495       $ 52,774,547
                                                     ============     ===========      ===========       ============

                              ROI INTERACTIVE, LLC

                     NOTES TO PRO FORMA UNAUDITED CONDENSED
                             COMBINED BALANCE SHEET

                                NOVEMBER 30, 1999




(1) Reflects the issuance of shares and transaction expenses to effect the acquisition of ROI by PopMail, the elimination of shareholders equity accounts of ROI, and costs incurred by ROI to be reimbursed by PopMail as follows:

                                                               Common stock
                                                               ------------
     PopMail common stock issued, par value of $.01             2,750,000
     Price per share/fair value per warrant                          2.25 (a)
                                                               ----------
         Total                                                  6,187,500

     Plus transaction expenses of ROI acquisition                 150,000
                                                               ----------
         Total consideration and costs                          6,337,500

     Net book value of ROI assets less liabilities               (208,401)
     Elimination of ROI costs to be reimbursed                    (90,302)
                                                               ----------
         Goodwill created                                      $6,038,797
                                                               ==========

     (a) The price per share is based on the closing price of the PopMail common stock on December 3, 1999.

                              ROI INTERACTIVE, LLC

                     PRO FORMA UNAUDITED CONDENSED COMBINED
                             STATEMENT OF OPERATIONS

                      ELEVEN MONTHS ENDED NOVEMBER 30, 1999


                                                                                                  Pro forma         Pro forma
                                                           PopMail                ROI            adjustments         combined
                                                           -------                ---            -----------        ---------
Net revenues                                            $ 11,088,767          $ 1,017,843        $         -       $ 12,106,610

Costs and expenses:
   Food, beverages and retail costs                        2,875,717                    -                  -          2,875,717
   Restaurant operating expenses                           7,619,205                    -                  -          7,619,205
   Restaurant depreciation                                 1,187,965                    -                  -          1,187,965
   Amortization of goodwill                                9,240,324                    -          1,845,188 (1)     11,085,512
   Pre-opening expenses                                      572,932                    -                  -            572,932
   General, administrative and development expenses        3,593,710              995,122                  -          4,588,832
                                                        ------------          -----------        -----------       ------------
         Total costs and expenses                         25,089,853              995,122          1,845,188         27,930,163
                                                        ------------          -----------        -----------       ------------
Income (loss) from operations                            (14,001,086)              22,721         (1,845,188)       (15,823,553)
Interest expense, net                                      1,030,704               14,722                  -          1,045,426
                                                        ------------          -----------        -----------       ------------
         Income (loss) before income taxes               (15,031,790)               7,999         (1,845,188)       (16,868,979)
Income taxes                                                       -                5,720             (5,720)                 -
                                                        ------------          -----------        -----------       ------------
         Net income (loss)                               (15,031,790)               2,279         (1,839,468)       (16,868,979)
Preferred stock dividends and accretion                  ( 3,338,461)                   -                  -         (3,338,461)
                                                        ------------          -----------        -----------       ------------
Income (loss) attributable to common shareholders       $(18,370,251)         $     2,279        $(1,839,468)      $(20,207,440)
                                                        ============          ===========        ===========       ============
Basic and diluted net loss per share
         Net loss                                       $      (1.33)                                              $      (1.20)
                                                        ============                                               ============
         Loss attributable to common  shareholders      $      (1.62)                                              $      (1.44)
                                                        ============                                               ============
Basic and diluted weighted average outstanding
         shares                                           11,329,510                    -          2,750,000         14,079,510
                                                        ============          ===========        ===========       ============

                              ROI INTERACTIVE, LLC

                     PRO FORMA UNAUDITED CONDENSED COMBINED
                             STATEMENT OF OPERATIONS

                           YEAR ENDED JANUARY 3, 1999


                                                                                                  Pro forma           Pro forma
                                                            PopMail                 ROI          adjustments           combined
                                                            -------                 ---          -----------           --------
Net revenues                                            $   6,982,126           $  345,155      $           -       $   7,327,281
Costs and expenses:
   Food, beverage and retail costs                          1,897,492                    -                  -           1,897,492
   Restaurant operating expenses                            5,038,104                    -                  -           5,038,104
   Restaurant depreciation                                    940,186                    -                  -             940,186
   Amortization of goodwill                                 9,862,172                    -          2,012,932 (1)      11,875,104
   Pre-opening expenses                                       732,851                    -                  -             732,851
   Loss on impairment of restaurant related assets          2,000,000                    -                  -           2,000,000
   Selling, general, administrative and development
     expenses                                               5,413,022              287,724                  -           5,700,746
                                                        -------------           ----------      -------------       -------------
                                                           25,883,827              287,724          2,012,932          28,184,483
                                                        -------------           ----------      -------------       -------------

Income (loss) from operations                             (18,901,701)              57,431         (2,012,932)        (20,857,202)

Interest expense (net)                                        111,530                2,382                  -             113,912
                                                        -------------           ----------      -------------       -------------
         Income (loss) before income taxes                (19,013,231)              55,049         (2,012,932)        (20,971,114)

Income taxes                                                        -                8,529             (8,529)                  -
                                                        -------------           ----------      -------------       -------------
         Net income (loss)                              $ (19,013,231)          $   46,520      $  (2,004,403)      $ (20,971,114)
                                                        =============           ==========      =============       =============
Basic and diluted net loss per share                    $       (0.84)                                              $       (1.95)
                                                        =============                                               =============
Basic and diluted weighted average outstanding
   shares                                                   8,000,131                    -          2,750,000          10,750,131
                                                        =============           ==========      =============       =============

                              ROI INTERACTIVE, LLC

                 NOTES TO PRO FORMA UNAUDITED CONDENSED COMBINED
                             STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED JANUARY 3, 1999 AND
                      ELEVEN MONTHS ENDED NOVEMBER 30, 1999




The pro forma unaudited condensed combined statements of operations reflect amortization of goodwill associated with the transaction.

(1) Reflects goodwill arising from the merger of $6,038,797 amortized on a straight-line basis over three years.

(3) EXHIBITS. The following documents are filed as an exhibit to this Form 8-K/A and are incorporated herein by reference:

     Exhibit
     No.       Description
     ---       -----------
     23.1      Consent of Grant Thornton LLP.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            POPMAIL.COM, INC.


Date:   February 14, 2000                 By: /s/ Stephen King
                                               ---------------------------------
                                               Name:    Stephen King
                                               Title:   Chief Executive Officer